UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

 OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 15, 2007

Dynamic Materials Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8328	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5405 Spine Road

Boulder, Colorado  80301

(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.              Financial Statements and Exhibits

Dynamic Materials Corporation (“DMC”) filed a current report on Form 8-K on November 19, 2007 to announce the Purchase, Sale and Assignment Agreement pursuant to which DMC acquired DYNAenergetics GmbH & Co. KG and DYNAenergetics Beteiligungs-GmbH (“DYNAenergetics”) on November 15, 2007.  DMC is filing this Amendment No. 1 on Form 8-K/A to Form 8-K to include the audited financial statements of DYNAenergetics and the pro forma financial information required by Item 9.01 of Form 8-K.

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

DYNAenergetics GmbH & Co. KG and DYNAenergetics Beteiligungs-GmbH

      We have audited the accompanying combined balance sheets of DYNAenergetics GmbH & Co. KG and DYNAenergetics Beteiligungs-GmbH (the “Company”), as of September 30, 2006 and 2007, and the related combined statements of operations, equity attributable to the group and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of DYNAenergetics GmbH & Co. KG and DYNAenergetics Beteiligungs-GmbH at September 30, 2006 and 2007 and the combined results of their operations and their cash flows for the years then ended, in conformity with the accounting principles generally accepted in the United States.

MAZARS GmbH

Wirtschaftsprüfungsgesellschaft

Düsseldorf/Germany

/s/ Alexander Karthaus	/s/ Denis Usher
Alexander Karthaus	Denis Usher
CPA	CPA

January 25, 2008

DYNAenergetics GmbH & Co. KG and DYNAenegetics Beteiligungs-GmbH

COMBINED BALANCE SHEETS

AS OF SEPTEMBER 30, 2007 AND 2006

(Euros in Thousands)

	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	2,936	875
Restricted cash	250	—
Accounts receivable, net of allowance for doubtful accounts of 246 and 213, respectively	4,607	7,766
Related party receivable	138	472
Inventories	8,793	9,193
Current portion of related party loan receivable	45	—
Prepaid expenses and other	168	494
Current deferred tax assets	5	32

Total current assets	16,942	18,832

PROPERTY, PLANT AND EQUIPMENT	5,115	4,832
Less - Accumulated depreciation	(3,283)	(2,944)

Property, plant and equipment, net	1,832	1,888

INTANGIBLE ASSETS, net	2,564	3,066

RELATED PARTY LOAN RECEIVABLE	343	343

OTHER ASSETS, net	8	8

INVESTMENT IN JOINT VENTURES	852	476

TOTAL ASSETS	22,541	24,613

The accompanying notes are an integral part of these Combined Financial Statements.

DYNAenergetics GmbH & Co. KG and DYNAenegetics Beteiligungs-GmbH

COMBINED BALANCE SHEETS

AS OF SEPTEMBER 30, 2007 AND 2006

(Euros in Thousands)

	2007	2006
LIABILITIES AND EQUITY ATTRIBUTABLE TO THE GROUP
CURRENT LIABILITIES:
Accounts payable	6,521	5,672
Accrued expenses	1,100	1,592
Accrued income taxes	320	799
Accrued employee compensation and benefits	796	736
Customer advances	570	616
Related party loans	104	67
Current maturities on long-term debt	3,401	3,978
Current portion of capital lease obligations	233	255

Total current liabilities	13,045	13,715

LONG-TERM DEBT	1,862	2,564

CAPITAL LEASE OBLIGATIONS	204	309

DEFERRED TAX LIABILITIES	379	535

OTHER LONG-TERM LIABILITIES	371	337

TOTAL LIABILITIES	15,861	17,460

EQUITY ATTRIBUTABLE TO THE GROUP:
Equity attributable to the group	6,730	7,167
Accumulated other comprehensive loss	(50)	(14)

TOTAL EQUITY ATTRIBUTABLE TO THE GROUP	6,680	7,153

TOTAL LIABILITIES AND EQUITY ATTRIBUTABLE TO THE GROUP	22,541	24,613

The accompanying notes are an integral part of these Combined Financial Statements.

DYNAenergetics GmbH & Co. KG and DYNAenegetics Beteiligungs-GmbH

COMBINED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED SEPTEMBER 30, 2007 AND 2006

(Euros in Thousands)

	2007	2006
NET SALES	47,894	31,540

COST OF PRODUCTS SOLD	36,170	22,264

Gross profit	11,724	9,276

COSTS AND EXPENSES:
General and administrative expenses	1,416	1,278
Selling expenses	1,987	2,432
Research and development expenses	592	508

Total costs and expenses	3,995	4,218

INCOME FROM OPERATIONS	7,729	5,058

OTHER INCOME (EXPENSE):
Interest income	57	57
Interest expense	(474)	(254)
Other income (expense)	(481)	334
Equity in earnings of joint ventures	385	275

INCOME BEFORE INCOME TAXES	7,216	5,470

INCOME TAX PROVISION	1,252	1,020

NET INCOME	5,964	4,450

The accompanying notes are an integral part of these Combined Financial Statements

DYNAenergetics GmbH & Co. KG and DYNAenergetics Beteiligungs-GmbH

STATEMENT OF CHANGES IN COMBINED

EQUITY ATTRIBUTABLE TO THE GROUP

FOR THE YEARS ENDED SEPTEMBER 30, 2007 AND 2006

(Euros in Thousands)

	Group Equity	Accumulated
		Other		Comprehensive
		Comprehensive		Income
		Loss	Total	for the Period
Balances, September 30, 2005	6,331	(39)	6,292

Net income	4,450	—	4,450	4,450

Distributions	(3,614)	—	(3,614)

Change in actuarial losses on projected benefit obligation	—	25	25	25

Balances, September 30, 2006	7,167	(14)	7,153	4,475

Net income	5,964	—	5,964	5,964

Distributions	(6,401)	—	(6,401)

Change in actuarial losses on projected benefit obligation	—	(11)	(11)	(11)

Change in cumulative foreign currency translation adjustment	—	(25)	(25)	(25)

Balances, September 30, 2007	6,730	(50)	6,680	5,928

The accompanying notes are an integral part of these Combined Financial Statements.

DYNAenergetics GmbH & Co. KG and DYNAenegetics Beteiligungs-GmbH

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED SEPTEMBER 30, 2007 AND 2006

(Euros in Thousands)

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	5,964	4,450
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation and amortization	1,043	1,094
Provision for doubtful accounts	33	165
Provision for deferred income taxes	(129)	(65)
Equity in earnings of joint ventures	(385)	(275)
Change in -
Restricted cash	(250)	—
Accounts receivable	3,460	(3,498)
Inventories	400	(4,136)
Prepaid expenses and other	281	(95)
Accounts payable	889	3,421
Customer advances	(46)	105
Accrued expenses and other liabilities	(923)	198

Net cash provided by operating activities	10,337	1,364

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(524)	(335)
Change in intangible assets related to excess tax benefit of amortization	37	29
Change in investment in joint ventures	(16)	(66)

Net cash flows used in investing activities	(503)	(372)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	(1,279)	3,312
Payment of capital lease obligations	(127)	(165)
Distributions	(6,401)	(3,614)
Change in other long-term liabilities	34	(22)

Net cash flows used in financing activities	(7,773)	(489)

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,061	503

CASH AND CASH EQUIVALENTS, beginning of the period	875	372

CASH AND CASH EQUIVALENTS, end of the period	2,936	875

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for -
Interest	412	229
Income taxes	1,823	710

The accompanying notes are an integral part of these Combined Financial Statements.

DYNAenergetics GmbH & Co. KG and DYNAenergetics Beteiligungs-GmbH

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(Euros in Thousands)

(1)       ORGANIZATION AND BUSINESS

            DYNAenergetics GmbH & Co. KG (“DYNA KG”) and DYNAenergetics Beteiligungs-GmbH (“DYNA GmbH”), combined as the “Group”, were formed on September 28, 2001 as a result of a management buyout by the current owners from the former owner, Dynamit Nobel GmbH.  DYNA GmbH is the general partner in DYNA KG, but with zero percent equity and profit holdings.  The limited liability partners include three individuals who are the Group’s managing directors and who collectively own 72% of the holdings of both DYNA KG and DYNA GmbH.  The remaining limited liability partner, which is a German GmbH, owns 28% of both DYNA KG and DYNA GmbH.

            The Group, which is headquartered in and has most of its operations in Germany, currently operates under two business segments — Explosive Metalworking, in which metals are metallurgically joined or altered by using explosives; and Perforating, which manufactures, markets and sells oil field perforating equipment and explosives.

            As of September 30, 2007, as part of the Perforating business segment, the Group has a 53.5% interest in a joint venture in Russia (Perfoline), a 55% interest in another joint venture in Russia (DYNAenergetics RUS) and a 60% interest in a joint venture in Kazakhstan (KazDYNAenergetics), all of which either sell or manufacture the Group’s products.  Additionally, the Group has formed two joint ventures in Canada to which no capital has been contributed as of September 30, 2007.  One of the joint ventures is a distribution company (Canada Ltd.) in which the Group has a 51% interest and the other is a holding company (Alberta Ltd.) established for possible real estate investments in which the Group has a 49% interest.  Due to certain veto rights that effectively require the minority interest shareholders to participate in decisions related to ordinary course of business activities, these joint ventures have been accounted for under the equity method instead of being consolidated in these combined financial statements (See Note 3).

(2)                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            Basis of Presentation

            The Combined Financial Statements, which include the accounts of DYNA KG and DYNA GmbH, are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).  Since DYNA GmbH, the general partner of DYNA KG, has zero percent equity and profit holdings of DYNA KG, the financial statements of the two entities have been combined and not consolidated.  In the opinion of management, the Combined Financial Statements reflect all costs incurred by the Group in operating the business.

            All amounts in the combined financial statements and notes to the combined financial statements herein are in stated in thousands of Euros unless otherwise designated.

            Use of Estimates

            The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

             Foreign Operations and Foreign Exchange Rate Risk

             The functional currency for the Group’s foreign operations is the applicable local currency for each affiliate company.  Equity investments in joint ventures for which the functional currency is the local currency are translated at exchange rates in effect at period-end, and the equity in earnings of joint ventures is translated at the average exchange rates during the period.  Exchange rate fluctuations associated with translating foreign currency equity investments into Euros that result in unrealized gains or losses are referred to as translation adjustments.  Cumulative translation adjustments are recorded as a separate component of owners’ equity and are included in other cumulative comprehensive income.

             Transactions denominated in currencies other than the local currency are recorded based on exchange rates at the time such transactions arise.  Subsequent changes in exchange rates result in transaction gains and losses which are reflected in income as unrealized (based on period-end translations) or realized upon settlement of the transactions.  Cash flows from the Group’s operations in foreign countries are translated at actual exchange rates when known, or at the average rate for the period.  The effects of exchange rate changes on cash balances held in foreign currencies are reported as a separate line item below cash flows from financing activities.

            Cash and Cash Equivalents and Restricted Cash

             For purposes of the financial statements, the Group considers highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

             In September 2007, the Group entered into an agreement with Skandifinaz Bank AG to sell certain accounts receivable to the bank.  The agreement, which allows for a maximum of 4,000 Euros in receivables to be sold, requires the Group to keep 250 Euros on deposit with the bank.  If the bank is unsuccessful in collecting any receivables purchased under the agreement, it has recourse against the Group for up to the 250 Euros held on deposit.  Accordingly, the 250 Euros held on deposit is classified as restricted cash as of September 30, 2007.

Allowance for Doubtful Accounts

             The Group estimates its allowance for doubtful accounts based on historical rates of write-offs of uncollectible receivables and its evaluation of the year end composition of accounts receivables.

            Inventories

            Inventories are stated at the lower-of-cost (first-in, first-out) or market value. Cost elements included in inventory are material, labor, subcontract costs and factory overhead.  Inventories consist of the following at September 30, 2007 and 2006:

	2007	2006
Raw materials	3,039	2,238
Work-in-process	3,982	4,632
Finished goods	1,772	2,323

	8,793	9,193

            Shipping and handling costs incurred by the Group upon shipment to customers are included in cost of products sold in the accompanying Combined Statements of Operations.

            The Group reviews its inventory for obsolete or slow-moving inventory annually.  If necessary, the Group records a reserve for obsolete or slow-moving inventory.  As of September 30, 2007 and 2006, no reserve was considered necessary.

            Prepaid Expenses and Other

            Prepaid expenses and other were 168 Euros and 494 Euros as of September 30, 2007 and 2006, respectively.  For 2007, the most significant component of the balance was prepaid value added tax of 80 Euros.  For 2006, the most significant components of the balance were prepaid value added tax of 310 Euros and an advance payment on material for 100 Euros.

            Property, Plant and Equipment

            Property, plant and equipment are recorded at cost. Additions, improvements and betterments are capitalized. Maintenance and repairs are charged to operations as the costs are incurred. Depreciation is computed (based on the cost of the asset net of residual value) using the straight-line method over the estimated useful life of the related asset (except leasehold improvements which are amortized over the shorter of their estimated useful life or the lease term of the asset) as follows:

Building and improvements	20-30 years
Manufacturing equipment and tooling	10-15 years
Furniture, fixtures and computer equipment	3-10 years
Other	3-10 years

Property, plant and equipment consist of the following at September 30, 2007 and 2006:

	2007	2006
Land	74	74
Building and improvements	804	701
Manufacturing equipment and tooling	3,067	3,000
Furniture, fixtures and computer equipment	835	732
Other	294	257
Construction in process	41	68

	5,115	4,832

            Depreciation expense for the years ended September 30, 2007 and 2007 was 578 Euros and 625 Euros, respectively.

                Asset Impairments

                The Group reviews its long-lived assets for impairment whenever events or changes in circumstances indicate their carrying amount may not be recoverable. In so doing, the Group estimates the future net cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future net cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized to reduce the asset to its estimated fair value. Otherwise, an impairment loss is not recognized. Long-lived assets to be disposed of, if any, are carried at the lower of net cost or fair value less cost to sell.

            Intangible Assets

The Group accounts for intangible assets, which include core technology, customer relationships and trademarks / trade names in accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“SFAS 142”). These intangible assets were acquired in connection with the 2001 management buyout mentioned in Note 1.  Impairment, if any, is determined based upon management reviews whereby estimated undiscounted future cash flows associated with these assets or operations are compared with their carrying value to determine if a write-down to fair value (normally measured by the expected present value technique) is required.  Finite-lived intangible assets are amortized on a straight-line basis over the estimated useful life of the related assets.

The weighted average amortization period of the finite-lived intangible assets by asset category are as follows:

Core technology	12 years
Customer relationships	14 years
Trademarks / Trade names	10 years

The weighted average amortization period for finite-lived intangible assets is 12 years.

The following table presents details of the Group’s intangible assets as of September 30, 2007:

		Accumulated
	Gross	Amortization	Net
Core technology	3,945	(2,181)	1,764
Customer relationships	1,241	(531)	710
Trademarks / Trade names	233	(143)	90

Total intangible assets	5,419	(2,855)	2,564

The following table presents details of the Group’s intangible assets as of September 30, 2006:

		Accumulated
	Gross	Amortization	Net
Core technology	3,972	(1,826)	2,146
Customer relationships	1,249	(445)	804
Trademarks / Trade names	235	(119)	116

Total intangible assets	5,456	(2,390)	3,066

Amortization expense related to intangible assets was 465 Euros and 469 Euros, respectively, for the years ended September 30, 2007 and 2006.

Expected future amortization of intangible assets is as follows:

For the years ended September 30 -
2008	457
2009	447
2010	433
2011	407
2012	100
Thereafter	534
2,378
Change in intangible assets due to paragragh 262 of SFAS 109, “Accounting for Income Taxes.”	186
2,564

Customer Advances

            On occasion, the Group requires customers to make advance payments prior to the shipment of certain orders in order to keep customers’ credit at acceptable levels.  As of September 30, 2007 and 2006, customer advances totaled 570 Euros and 616 Euros, respectively.

Revenue Recognition

            Sales of clad metal products are generally based upon customer specifications set forth in customer purchase orders and require the Group to provide certifications relative to metals used, services performed and the results of any non-destructive testing that the customer has requested be performed.  All issues of conformity of the product to specifications must be resolved before the product is shipped and billed.  Products related to the perforating segment, which include detonating cords, detonators, bi-directional boosters and shaped charges, as well as, seismic related explosives and accessories, are standard in nature and revenue is generally recognized upon shipment.  In all cases, as required under Staff Accounting Bulletin 104, Revenue Recognition, revised and updated, revenue is recognized only when all four of the following criteria have been satisfied: persuasive evidence of an arrangement exists; the price is fixed or determinable; delivery has occurred; and collection is reasonably assured.  For contracts that require multiple shipments, revenue is recorded only for the units included in each individual shipment.  If, as a contract proceeds toward completion, projected total cost on an individual contract indicates a potential loss, the Group will provide for such anticipated loss.

Fair Value of Financial Instruments

            The carrying value of cash and cash equivalents, trade accounts receivable and payable and accrued expenses are considered to approximate fair value due to the short-term nature of these instruments. The fair value of the Group’s long-term debt is estimated to approximate carrying value based on the borrowing rates currently available to the Group for bank loans with similar terms and average maturities.

            Advertising Costs

            Advertising costs are expenses as incurred.  For the years ended September 30, 2007 and 2006, advertising costs totaled 58 Euros and 35 Euros, respectively.

            Research and Development Costs

            Expenditures for research activities relating to product development and improvement are charged to expense as incurred.  Such expenditures totaled 592 Euros in 2007 and 508 Euros in 2006.

            Income Taxes

            The Group recognizes deferred tax assets and liabilities for the expected future income tax consequences based on enacted tax laws of temporary differences between the financial reporting and tax bases of assets and liabilities. The Group recognizes deferred tax assets for the expected future effects of all deductible temporary differences. Deferred tax assets are then reduced, if deemed necessary, by a valuation allowance for the amount of any tax benefits which, more likely than not based on current circumstances, are not expected to be realized (see Note 7).

Related Party Transactions

            A sales office of the Group is owned by the spouses of certain owners.  The property is leased to the Group under a rental agreement through December 31, 2008.  Rent paid for the years ended September 30, 2007 and 2006 was 29 Euros and 23 Euros, respectively.

            The Group has related party loans payable totaling 104 Euros and 67 Euros as of September 30, 2007 and 2006, respectively.  As of September 30, 2007 and 2006, 70 Euros and 67 Euros of these loans represent loans from the owners of DYNA GmbH in connection with the initial funding of Perfoline.  As of September 30, 2007, 34 Euros represents a short-term payable to the owners for the reimbursement of value added taxes they paid as a result of receiving salary payments from DYNA KG.

            The Group also has related party transactions with its unconsolidated joint ventures.  A summary of those transactions and balances as of September 30, 2007 and 2006 is summarized below:

	For the year ended and as of September 30, 2007
	Perfoline	DYNAenergetics RUS	KazDYNAenergetics	Total
Sales to	758	2,236	—	2,994
Interest income from	34	—	—	34
Accounts receivable from	138	—	—	138
Loan to	343	—	45	388

	For the year ended and as of September 30, 2006
	Perfoline	DYNAenergetics RUS	Total
Sales to	968	1,633	2,601
Interest income from	24	—	24
Accounts receivable from	144	328	472
Loan to	343	—	343

            In December 2004 the Group granted a 343 Euro working capital loan to Perfoline.  This term loan bears interest at 10% and matures in December 2008.

            In March 2007, the Group granted a 45 Euro working capital loan to KazDYNAenergetics.  This loan is renewed on a monthly basis and bears interest at 10%.

            Concentration of Credit Risk

            Financial instruments, which potentially subject the Group to a concentration of credit risk, consist primarily of cash, restricted cash, cash equivalents and accounts receivable. Generally, the Group does not require collateral to secure receivables. As of September 30, 2007, the Group has no significant financial instruments with off-balance sheet risk of accounting losses, instruments such as option contracts or other foreign currency hedging arrangements.

Accumulated Other Comprehensive Loss

            Accumulated other comprehensive loss as of September 30, 2007 and 2006 consists of:

	2007	2006
Currency translation adjustment	25	—
Actuarial losses on projected benefit obligation	25	14
	50	14

            Recent Accounting Pronouncements

            In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB No. 109 (“FIN 48”), which clarifies the accounting and disclosure for uncertainty in tax positions.  FIN 48 seeks to harmonize certain accounting practices associated with the recognition and measurement of income taxes.  This interpretation is effective for fiscal years beginning after December 15, 2006.  The Group is in the process of determining the effect, if any, the adoption of FIN 48 will have on its results of operations or financial position.

            In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with accounting principles generally accepted in the United States, and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  Any amounts recognized upon adoption as a cumulative effect adjustment will be recorded to the opening balance of retained earnings in the year of adoption.  The Group is in the process of determining the effect, if any, the adoption of SFAS 157 will have on its results of operations or financial position.

                In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 requires companies with noncontrolling interests to disclose such interests clearly as a portion of equity but separate from the parent’s equity. The noncontrolling interest’s portion of net income must also be clearly presented on the Statement of Operations. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008.  The Group is in the process of determining the effect, if any, the adoption of SFAS 160 will have on its results of operations or financial position.

(3)                      INVESTMENT IN JOINT VENTURES

Operating results include the Group’s proportionate share of income from joint ventures, which consist of unconsolidated joint ventures accounted for under the equity method.  These investments (all of which pertain to the Group’s Perforating business segment) consist of the following: (1) 53.5% interest in Perfoline, which is a Russian manufacturer of Perforating products; (2) 55% interest in DYNAenergetics RUS which is a Russian trading company that sells the Group’s Perforating products; (3) 60% interest in KazDYNAenergetics which is a Kazakhstan trading company that sells the Group’s Perforating products; (4) 51% interest in Canada LTD which is a Canadian distributor of Perforating products and (5) 49% interest in Alberta LTD which is a real estate holding company established for possible real estate investments in Canada.  Due to certain minority interest veto rights that effectively require the minority interest shareholders to participate in ordinary course of business decisions, these joint ventures have been accounted for under the equity method instead of being consolidated in these financial statements.  Investments in these joint ventures totaled 852 Euros and 476 Euros as of September 30, 2007 and 2006, respectively.

The unaudited financial information for the joint ventures accounted for under the equity method is summarized below:

	As of September 30,
	2007	2006
Current assets	2,589	2,237
Noncurrent assets	326	398
Total assets	2,915	2,635

Current liabilities	777	1,141
Noncurrent liabilities	642	603
Equity	1,496	891
Total liabilities and equity	2,915	2,635

	For the years ended September 30,
	2007	2006
Net sales	7,789	6,098
Operating income	1,048	698
Net income	653	504
Group’s equity in earnings of joint ventures	385	275

            KazDYNAenergetics had a net operating loss for the year ended September 30, 2007 which resulted in negative equity of the joint venture as of September 30, 2007.  There is no obligation to contribute additional capital.  As a result, the Group carried its investment in KazDYNAenergetics at a zero value as of September 30, 2007.

            The formation of a joint venture accounted for under the equity method generally involves the Group contributing a cash payment to achieve the desired ownership percentage.

(4)       DEBT

            Lines of credit and long-term debt consist of the following as of September 30, 2007 and 2006:

	2007	2006
Commerzbank revolving line of credit	1,000	1,000
Deutsche Bank revolving line of credit	—	281
Nord LB Credit Facility:
a) 3,000 Euro Line of Credit	48	151
b) 1,500 Euro Line of Credit	1,500	1,500
c) 3,343 Euro Term Loan	2,551	3,343
d) 500 Euro Term Loan	164	267

	5,263	6,542
Less current maturities	(3,401)	(3,978)
	1,862	2,564

Commerzbank Revolving Line of Credit

            The Group has a revolving line of credit with Commerzbank which provides for maximum revolving borrowings of 3,000 Euros at a variable interest rate (7.5% as of September 30, 2007) based primarily on Euribor.  The line of credit provided an option to convert revolving borrowings to a fixed term loan at an interest rate of 5.9%.  The Group has exercised this option with respect to the 1,000 Euros of outstanding borrowings as of both September 30, 2007 and 2006.  The credit facility, which expires in August 2008, provides for one-year extensions on the expiration date with bank approval.  Borrowings under the credit facility are unsecured.

            The Group maintains a 3,000 Euro line of credit with Commerzbank that is used to issue bank guarantees.   From time to time, the Group is required to provide bank guarantees to its customers to secure advance payments made by them.  As of September 30, 2007, there were 2,123 Euros in bank guarantees issued and outstanding against this line of credit.

Deutsche Bank Revolving Line of Credit

            The Group has a revolving line of credit with Deutsche Bank which provides for maximum borrowings of 500 Euros at a fixed interest rate of 7.25%.  The credit facility has an open ended expiration term but can be called at any time by the bank.  Borrowings under the credit facility are unsecured.

            Nord LB Credit Facility

            In September 2006, the Group entered into a credit facility with Nord LB which is comprised of the following:  a) a 3,000 Euro Line of Credit; b) a 1,500 Euro Line of Credit; c) a 3,343 Euro Term Loan and d) a 500 Euro Term Loan.  Previous borrowings from Nord LB were consolidated under this new credit facility. All borrowings under this facility are unsecured.  The credit facility is comprised of the following components:

            a) 3,000 Euro Line of Credit:  As part of the previous credit facility with Nord LB, the Group had a line of credit that became a part of the new credit facility.  This line of credit, which provides for maximum borrowings of 3,000 Euros, bears interest at a variable interest rate (7.0% as of September 30, 2007) based primarily on the Euribor and has two separate expiration dates with 1,500 Euros expiring on December 31, 2007 and the balance of 1,500 Euros, which can be called at any time by the bank, having an open ended expiration term.  The Group can also utilize the line of credit for bank guarantees that are issued to customers as security for advance payments.  Outstanding bank guarantees reduce availability under the credit line by the amount of such guarantees.  As of September 30, 2007, there were 723 Euros in bank guarantees issued and outstanding against this line of credit.

            b) 1,500 Euro Line of Credit:  The primary line of credit for the Group allows for revolving credit borrowings up to 1,500 Euros at an interest rate of 8.75%.  The credit facility, which expires in April 2008, provided the option to convert outstanding borrowings to a term loan with a fixed interest rate of 5.87%.  The Group has elected this option for all of the 1,500 Euros in outstanding borrowings as of both September 30, 2007 and 2006.

            c) 3,343 Euro Term Loan:  The Group borrowed 3,343 Euros under this term loan in September 2006.  The loan, which bears interest at a fixed rate of 5.375%, requires quarterly principal payments of 150 Euros plus interest and matures with the final payment in September, 2011.

            d) 500 Euro Term Loan:  The Group borrowed 500 Euros under a term loan in February 2003.  The term loan, which became part of the 8,000 Euro credit facility in September 2006, bears interest at a fixed rate of 5.57% and requires quarterly principal and interest payments of 29 Euros through February 2009.

Loan Covenants and Restrictions

            The Group’s existing loan agreements include various covenants, most of which relate to the maintenance of specified financial ratios.  As of September 30, 2007, the Group was in compliance with all financial covenants and other provisions of its various loan agreements.

Scheduled Debt Maturity

The Group’s long-term debt matures as follows:

Year ended September 30 —
2008	3,401
2009	662
2010	600
2011	600
5,263

(5)       EMPLOYEE RETIREMENT BENEFIT PLANS

The Group has a non-contributory, unfunded, defined benefit pension plan that covers certain employees.  Benefits of the plan are generally based on years of service and average base compensation.

            The following table provides the expected benefit payments by the Group:

Year ended September 30 -
2008	8
2009	8
2010	10
2011	10
2012	13
2013-2017	72
121

            The Group recognized approximately 19 Euros and 20 Euros of net periodic pension benefit expense in 2007 and 2006, respectively.  The net periodic pension benefit expense was based upon actuarial estimates.  The following table provides the components of the net periodic benefit expense for the years ended September 30, 2007 and 2006:

	2007	2006
Service costs incurred	8	8
Interest costs on projected benefit obligation	11	10
Amortization of actuarial loss	—	2

Net periodic pension benefit expense	19	20

The changes in the projected benefit obligation were as follows for the years ended September 30, 2007 and 2006:

	2007	2006
Actuarial present value of accumulated benefit obligation	269	243
Change in projected benefit obligation
Net benefit obligation at beginning of year	247	252
Service costs incurred	8	8
Interest costs on projected benefit obligation	11	10
Actuarial (gain) / loss	11	(23)
Gross benefits paid	(2)	—

Net benefit obligation at end of year	275	247

The amounts recorded on the balance sheet consist of the following as of September 30, 2007 and 2006, respectively:

	2007	2006
Pension benefit obligation (included in other long-term liabilities)	275	247
Accumulated other comprehensive loss	25	14
Total amount recorded at year end	300	261

Pension benefits are actuarially calculated annually based on data available for each year.  Assumptions used in the actuarial calculation include the discount rate selected and disclosed at the end of the previous year as well as other assumptions detailed in the table below, for the years ended September 30, 2007 and 2006:

	2007	2006
Weighted-average assumptions as of year-end
Discount rate	5.25%	4.50%
Average salary increase rate	3.00%	2.25%

            The Group offers a defined contribution retirement plan to all its employees with non-cancelable contracts (approximately 70% of employees).  The Group makes contributions equal to 2.625% of each employee’s gross salary up to a ceiling of approximately 5 Euros per month.  Benefit expense relating to this plan was approximately 77 Euros and 69 Euros for the years ended September 30, 2007 and 2006, respectively.

(6)       EQUITY OF THE GROUP

Group equity consists of the capital accounts of DYNA KG (a German limited partnership) and the owners’ equity accounts of DYNA GmbH (a German corporation).  The limited liability partners are the Group’s managing directors who together own 72% of the holdings of both DYNA KG and DYNA GmbH.  The remaining limited liability partner, a German GmbH, owns 28% of both DYNA KG and DYNA GmbH.

All of the operating activity of the Group’s business is included in the accounts of DYNA KG.    The initial fixed paid in capital of DYNA KG totals 400 Euros.  The voting rights and distributions of the partners are in proportion to their fixed capital interests.  The variable capital of DYNA KG represents the undistributed earnings of the partnership.  Interest is paid on the variable capital to the partners of DYNA KG.  During the years ended September 30, 2007 and 2006, variable capital interest payments to partners of DYNA KG totaled 412 Euros and 325 Euros, respectively. Variable capital interest payments are included in distributions in the Statement of Changes in Combined Equity Attributable to the Group.

The capital accounts of DYNA GmbH include common stock totaling 25 Euros and additional paid in capital of 80 Euros for all years presented.  There are 4 shares of common stock, each with a different par value based on the respective ownership percentage of each shareholder.  DYNA GmbH is the general partner of DYNA KG but has no equity holdings in the partnership.

(7)       INCOME TAXES

            The components of the provision for income taxes of the Group for the years ended September 30, 2007 and 2006 are as follows:

	2007	2006
Current - Domestic	1,382	1,085

Deferred - Domestic	(161)	(88)

Tax benefit of other amortization	31	23
	1,252	1,020

            A reconciliation of the Group’s income tax provision computed by applying the Federal statutory income tax rate of 26.375% in 2007 and 2006 to income before income taxes for the years ended September 30, 2007 and 2006 is as follows:

	2007	2006
Domestic income tax at statutory rate	1,903	1,443
Local income tax	1,341	1,042
Permanent differences	(102)	(27)
Pass-through entity income taxed in tax returns of owners and related effects	(1,814)	(1,433)
Effect of enacted tax rate change	(72)	—
Other	(4)	(5)

Provision for income taxes	1,252	1,020

            Since DYNA KG as a German limited partnership is not subject to federal income tax, its earnings are included in the income tax returns of its owners and are taxed in those returns accordingly.  DYNA KG is subject to local taxes, and the financial statements include provisions for this tax.

The Group’s deferred tax assets and liabilities as of September 30, 2007 and 2006 consist of the following:

	2007	2006
Deferred tax assets:
Compensation accrual	5	8
Capital lease liabilities	66	102
Accrued selling expenses	—	24
Basis difference in other assets	15	18

Deferred tax assets	86	152

Deferred tax liabilities:
Depreciable and amortizable assets	(460)	(655)
Deferred tax liabilities	(460)	(655)
Net deferred tax assets / (liabilities)	(374)	(503)

Net current deferred tax assets	5	32
Net long-term deferred tax assets / (liabilities)	(379)	(535)
Net deferred tax assets / (liabilities)	(374)	(503)

At September 30, 2007 and 2006, income considered permanently reinvested in non-German, unconsolidated joint ventures was approximately 385 Euros and 275 Euros, respectively.  Deferred income taxes have not been provided on these amounts of undistributed income since the Group does not plan to initiate any action that would require payment of income taxes.  It is not practical to estimate the amount of additional tax that might be payable on this undistributed foreign income.

(8)     BUSINESS SEGMENTS

            The Group is organized in the following two segments: Explosive Metalworking and Perforating.  The Explosive Metalworking segment uses explosives to perform metal cladding.  The most significant product of this group is clad metal which is used in the fabrication of pressure vessels and heat exchangers for various industries, including petrochemicals, upstream oil and gas, oil refinery, steel production, power generation and similar industries.  The Perforating segment manufactures, markets and sells oil field perforating equipment and explosives including detonating cords, detonators, bi-directional boosters and shaped charges, as well as, seismic related explosives and accessories.

            The accounting policies of both segments are the same as those described in the summary of significant accounting policies.  The Group’s reportable segments are separately managed strategic business units that offer different products and services.  Each segment is marketed to different customer types and requires different manufacturing processes and technologies.

            Segment information is presented for the years ended September 30, 2007 and 2006 as follows:

	Explosive Metalworking	Perforating	Total
As of and for the year ended September 30, 2007:
Net sales	26,953	20,941	47,894
Depreciation and amortization	205	838	1,043
Income from operations	4,079	3,650	7,729
Equity in earnings of joint ventures	—	385	385
Unallocated amounts:
Other expense			(481)
Interest expense			(474)
Interest income			57

Combined income before income taxes			7,216

Segment assets	7,565	11,221	18,786
Assets not allocated to segments:
Cash and cash equivalents			2,936
Restricted cash			250
Related party receivables			388
Prepaid expenses and other assets			176
Deferred tax assets			5
Combined total assets			22,541
Capital expenditures	390	134	524

	Explosive Metalworking	Perforating	Total
As of and for the year ended September 30, 2006:
Net sales	15,519	16,021	31,540
Depreciation and amortization	237	857	1,094
Income from operations	2,688	2,370	5,058
Equity in earnings of joint ventures	—	275	275
Unallocated amounts:
Other income			334
Interest expense			(254)
Interest income			57
Combined income before income taxes			5,470

Segment assets	9,413	13,448	22,861
Assets not allocated to segments:
Cash and cash equivalents			875
Related party receivables			343
Prepaid expenses and other assets			502
Deferred tax assets			32
Combined total assets			24,613
Capital expenditures	90	245	335

            All of the Group’s property, plant and equipment are located in Germany.

All of the Group’s sales are shipped from manufacturing plants located in Germany.  The Group’s net sales based on the geographic location of the customer are as follows:

	For the years ended September 30,
	2007	2006
Germany	16,450	9,650
United States	5,389	6,193
Other foreign countries	26,055	15,697

Total	47,894	31,540

            During the year ended September 30, 2007 sales to one customer represented approximately 5,327 Euros (11%) of total net sales.  During the year ended September 30, 2006, sales to one customer represented approximately 4,471 Euros (14%) of total net sales.

(9)       COMMITMENTS AND CONTINGENCIES

            The Group leases certain office space, manufacturing space, equipment and vehicles under non-cancelable lease agreements.  Certain of these leases (primarily equipment related) are recorded as capital leases.  Amortization expense associated with the capital leases is combined with depreciation expense of fixed assets.  Details of the capital leased assets are as follows:

	2007	2006
Manufacturing equipment and tooling	1,126	1,112
Furniture, fixtures and computer equipment	157	178
Total	1,283	1,290

Less: Accumulated amortization	(836)	(700)
Net capitalized leased assets	447	590

            Future minimum rental commitments under non-cancelable leases are as follows:

	Capital Leases	Operating Leases
Year ended September 30 -
2008	265	368
2009	132	326
2010	58	258
2011	32	126
2012	12	4
Therafter	—	—

Total minimum payments	499	1,082

Amounts representing interest	(62)

Present value of net minimum lease payments	437

Current portion of capital lease obligations	(233)

Long-term capital lease obligations	204

Total rental expense included in operations was 692 Euros and 563 Euros for the years ended September 30, 2007 and 2006, respectively.

(10)     SUBSEQUENT EVENT

            On November 15, 2007, the Group entered into a Purchase, Sale and Assignment Agreement (the “Agreement”) with Dynamic Materials Corporation (the “Purchaser”).  Pursuant to the terms of the Agreement, the Purchaser acquired 100% of the issued and outstanding shares of DYNA GmbH and all of the interests in DYNA KG from the owners of the Group for 65,850 Euros of which 56,852 Euros was paid in cash and 8,998 Euros was paid by the issuance of 251,041 shares of common stock of the Purchaser.  The Purchaser also assumed approximately 8,074 Euros of the Group’s debt which was outstanding as of the date of the acquisition.

Unaudited Pro Forma Financial Information

            On November 15, 2007, Dynamic Materials Corporation (“DMC”) and DYNAenergetics Holding GmbH, a German limited liability company and a wholly owned subsidiary of DMC (the “Purchaser”), entered into a Purchase, Sale and Assignment Agreement (the “Purchase Agreement”) with Rolf Rospek, Patrick Xylander, Uwe Gessel, Oag Beteiligungs-GmbH, a German limited liability company (collectively the “Sellers”) and Volker Mertens.  Pursuant to the terms of the Purchase Agreement, the Purchaser purchased 100% of the issued and outstanding shares of DYNAenergetics Beteiligungs-GmbH and all of the interests in DYNAenergetics GmbH & Co. KG (collectively, “DYNAenergetics”) from the Sellers for approximately $96 million. Approximately $83 million of the purchase price was paid in cash and approximately $13 million was paid through the issuance of 251,041 shares DMC common stock to the Sellers.  The cash portion of the purchase price was financed using proceeds from a new $100 million credit facility and existing available cash. In connection with the acquisition of DYNAenergetics, DMC assumed approximately $8 million of DYNAenergetics’ debt that was outstanding on the closing date and incurred transaction costs of approximately $3.5 million.

            The unaudited pro forma balance sheet illustrates what DMC would have looked like if the transaction had occurred on September 30, 2007.  The accompanying unaudited pro forma statements of operations for the nine months ended September 30, 2007 and for the year ended December 31, 2006, combine the historical operations of DMC with the historical operations of DYNAenergetics, in addition to reflecting certain assumptions and adjustments as described in the accompanying notes to the pro forma information, to illustrate what the businesses might have looked like had they been combined since January 1, 2006.

            The unaudited pro forma financial statements and notes thereto should be read in conjunction with the consolidated annual financial statements of DMC filed with the Securities and Exchange Commission in its Annual Report on Form 10-K for the year ended December 31, 2006, DMC’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007, and DYNAenergetics’ combined financial statements and the related footnotes included in this Current Report on Form 8-K/A.

            The unaudited pro forma financial information is presented for illustrative purposes only.  Such information is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition been completed at the dates indicated or what the results will be for any future periods.  No consideration has been given for the effect of possible cost savings or other synergies that may result from the acquisition.  Pro forma adjustments reflected in the accompanying unaudited pro form financial statements are based upon valuation work and a preliminary allocation of purchase price performed by a third party.

            DMC’s fiscal year ends December on 31, while DYNAenergetics’ fiscal year ends on September 30.  For pro forma presentation purposes, DYNAenergetics’ historical balance sheet as of September 30, 2007 was combined with DMC’s September 30, 2007 balance sheet.  As a matter of convenience, DYNAenergetics’ historical statements of operations for the year ended September 30, 2006 and nine months ended June 30, 2007 have been combined with DMC’s historical statements of operations for the year ended December 31, 2006 and nine months ended September 30, 2007, respectively.

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2007

(Dollars in Thousands)

ASSETS	Historical Dynamic Materials (a)	Historical DYNAenergetics (b)	Pro Forma Adjustments (c)		Pro Forma Balance

CURRENT ASSETS:
Cash and cash equivalents	$22,044	$4,190	$(14,000)	(1)	$12,234
Restricted cash	—	357	—		357
Accounts receivable, net	20,077	6,577	—		26,654
Related party receivable	—	197	—		197
Inventories	33,793	12,549	703	(2)	47,045
Related party loan receivable	—	554	—		554
Prepaid expenses and other	2,183	240	—		2,423
Current deferred tax assets	804	7	—		811

Total current assets	78,901	24,671	(13,297)		90,275

PROPERTY, PLANT AND EQUIPMENT	39,904	7,300	(31)	(3)	47,173
Less - Accumulated depreciation	(13,320)	(4,685)	4,685	(3)	(13,320)

Property, plant and equipment, net	26,584	2,615	4,654		33,853

GOODWILL, net	847	—	37,471	(10)	38,318

INTANGIBLE ASSETS, net	—	3,659	57,489	(4)	61,148

OTHER ASSETS, net	23	11	1,535	(7)	1,569

INVESTMENT IN JOINT VENTURES	—	1,216			1,216
TOTAL ASSETS	$106,355	$32,172	$87,852		$226,379

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2007

(Dollars in Thousands)

LIABILITIES AND STOCKHOLDERS’ EQUITY	Historical Dynamic Materials (a)	Historical DYNAenergetics (b)	Pro Forma Adjustments (c)		Pro Forma Balance

CURRENT LIABILITIES:
Accounts payable	$17,400	$9,310	$—		$26,710
Related party accounts payable	—	148			148
Accrued expenses	3,007	1,570	—		4,577
Accrued income taxes	1,455	457	—		1,912
Accrued employee compensation & benefits	3,753	1,136	—		4,889
Customer advances	2,619	813	—		3,432
Current maturities on long-term debt	413	4,854	6,498	(6)	11,765
Current portion of capital lease obligations	—	333	—		333

Total current liabilities	28,647	18,621	6,498		53,766

LONG-TERM DEBT	—	2,657	58,483	(6)	61,140

CAPITAL LEASE OBLIGATIONS	—	291	—		291

DEFERRED TAX LIABILITIES	1,024	541	18,895	(5)	20,460

UNRECOGNIZED TAX BENEFITS	394	—	—		394

OTHER LONG-TERM LIABILITIES	234	529	—		763

COMMITMENTS AND CONTINGENT LIABILITIES	—	—	—		—

Total liabilities	30,299	22,639	83,876		136,814

STOCKHOLDERS’ EQUITY:
Equity attributable to DYNAenergetics	—	9,604	(9,604)	(8)	—
Preferred stock	—	—	—		—
Common stock	607	—	13	(9)	620
Additional paid-in capital	23,638	—	13,496	(9)	37,134
Retained earnings	48,940	—	—		48,940
Other cumulative comprehensive income	2,871	(71)	71	(8)	2,871

Total stockholders’ equity	76,056	9,533	3,976		89,565

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$106,355	$32,172	$87,852		$226,379

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

(Dollars in Thousands, Except Share Data)

	Historical Dynamic Materials Nine months ended Sept 30, 2007 (a)	Historical DYNAenergetics Twelve months ended Sept 30, 2007 (b)	Remove Fourth Quarter (c)	Adjusted DYNAenergetics (d)	Pro Forma Adjustments (e)		Pro Forma Results
NET SALES	$109,964	$63,732	$(19,086)	$44,646	$—		$154,610

COST OF PRODUCTS SOLD	72,741	48,131	(14,414)	33,717	(86)	(2)	106,372
Gross profit	37,223	15,601	(4,672)	10,929	86		48,238

COSTS AND EXPENSES:
General & administrative expenses	5,419	1,267	(379)	888	(10)	(2)	6,297
Selling expenses	4,913	2,644	(792)	1,852	—		6,765
Research & development expenses	—	788	(236)	552	—		552
Amortization expense	—	617	(185)	432	3,107	(1)	3,539
Total costs and expenses	10,332	5,316	(1,592)	3,724	3,097		17,154

INCOME FROM OPERATIONS	26,891	10,285	(3,080)	7,205	(3,012)		31,084

OTHER INCOME (EXPENSE):
Interest income	598	76	(23)	53	(543)	(3)	108
Interest expense	(20)	(631)	189	(442)	(3,182)	(4)	(3,644)
Other income (expense)	3	(640)	192	(448)	—		(445)
Equity in earnings of joint ventures	—	512	(153)	359	—		359
INCOME BEFORE INCOME TAXES	27,472	9,602	(2,875)	6,727	(6,737)		27,462

INCOME TAX PROVISION	9,813	1,666	(499)	1,167	(1,204)	(5)	9,776
NET INCOME	$17,659	$7,936	$(2,376)	$5,560	$(5,533)		$17,686

INCOME PER SHARE:
Basic	$1.47	$—	$—	$—	$—		$1.44
Diluted	$1.44	$—	$—	$—	$—		$1.42

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	12,039,593	—	—	—	251,041	(6)	12,290,634
Diluted	12,245,212	—	—	—	251,041	(6)	12,496,253

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2006

(Dollars in Thousands, Except Share Data)

	Historical Dynamic Materials Corporation Dec 31, 2006 (a)	Historical DYNAenergetics Fiscal Year Ended Sept 30, 2006 (b)	Pro Forma Adjustments (c)		Pro Forma Results
NET SALES	$113,472	$38,827	$—		$152,299

COST OF PRODUCTS SOLD	71,439	27,408	(158)	(2)	99,295
			606	(3)
Gross profit	42,033	11,419	(448)		53,004

COSTS AND EXPENSES:
General and administrative expenses	5,802	996	(18)	(2)	6,780
Selling expenses	6,128	2,994	—		9,122
Research and development expenses	—	625			625
Amortization expense	—	577	5,971	(1)	6,548
Total costs and expenses	11,930	5,192	5,953		23,075

INCOME FROM OPERATIONS OF CONTINUING OPERATIONS	30,103	6,227	(6,401)		29,929

OTHER INCOME (EXPENSE):
Interest income	704	70	(675)	(4)	99
Interest expense	(84)	(313)	(4,175)	(5)	(4,572)
Other expense	(115)	411	—		296
Equity in earnings of joint ventures	—	339	—		339

INCOME BEFORE INCOME TAXES	30,608	6,734	(11,251)		26,091

INCOME TAX PROVISION	11,341	1,256	(2,813)	(6)	9,784
INCOME FROM CONTINUING OPERATIONS	$19,267	$5,478	$(8,438)		$16,307

INCOME FROM CONTINUING OPERATIONS PER SHARE
Basic	$1.63	$—	$—		$1.35
Diluted	$1.58	$—	$—		$1.31

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	11,841,373	—	251,041	(7)	12,092,407
Diluted	12,213,075	—	251,041	(7)	12,464,109

DYNAMIC MATERIALS CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in Thousands)

Description of Pro Forma Adjustments (September 30, 2007 Balance Sheet)

(a)                                  This column represents the historical unaudited consolidated balance sheet of Dynamic Materials Corporation (“DMC”) as of September 30, 2007.

(b)                                 This column represents the historical audited consolidated balance sheet of DYNAenergetics as of September 30, 2007 translated from Euros into U.S. dollars at the September 30, 2007 exchange rate of 1.427 dollars to one Euro.  Certain reclassifications have been made to conform to DMC’s presentation.

(c)                                  This column represents the purchase price adjustments for the acquisition of DYNAenergetics as follows:

(1)                                                          Represents existing available DMC cash used to fund the purchase price.

(2)                                                          Represents an adjustment to the historical amount of DYNAenergetics’ inventories to their estimated fair values.  Estimated fair values of inventories were based upon estimated selling prices of inventories less the sum of costs to complete, costs of disposal and a reasonable profit allowance for remaining manufacturing and selling activities to be completed before the inventories are sold.

(3)                                                          Represents the elimination of historical accumulated depreciation and the adjustment of fixed asset carrying values to their fair market values based upon preliminary valuations.

(4)                                                          Represents the preliminary allocation of purchase price to identifiable intangible assets for trademarks and trade names ($2,602), core technology ($23,888), customer relationships ($32,232) and order backlog ($2,426), less amounts reported as intangible assets in DYNAenergetcis’ historical September 30, 2007 balance sheet.

(5)                                                          Represents deferred tax liabilities associated with future depreciation and amortization charges relating to the step-up in basis of fixed and intangible assets that resulted from the preliminary purchase price allocation.

(6)                                                          Represents the addition of $64,981 in borrowings under a new $100,000 credit facility that were used by DMC to finance a portion of the acquisition.

(7)                                                          Represents deferred financing costs associated with DMC’s new $100,000 credit facility.

(8)                                                          Represents the elimination of DYNAenergetics’ historical stockholders’ equity.

(9)                                                          Represents shares issued to the sellers under the purchase agreement.

(10)                                                    Represents goodwill recorded based upon the preliminary purchase price allocation.

Description of Pro Forma Adjustments (September 30, 2007 Statement of Operations)

(a)                                  This column represents the historical unaudited consolidated statement of operations of DMC for the nine months ended September 30, 2007.

(b)                                 This column represents the historical audited consolidated statement of operations of DYNAenergetics for the twelve months ended September 30, 2007 translated from Euros into U.S. dollars at an average exchange rate of 1.313 dollars to one Euro.  Certain reclassifications have been made to the historical financial statements of DYNAenergetics to conform to DMC’s presentation.

(c)                                  DYNAenergetics’ results for the quarter ended September 30, 2007 were removed from the pro forma financial statements in order to present a nine-month period comparable to DMC.

(d)                                 This column represents the historical unaudited consolidated statement of operations of DYNAenergetics for the nine months ended June 30, 2007.

(e)                                  This column represents purchase price adjustments for the acquisition of DYNAenergetics as follows:

(1)                                                          To record pro forma amortization expense of $3,564 on the portion of the purchase price allocated to intangible assets, less $457 of historical amortization expense. Pro forma amortization expense includes $824, $2,472, and $268 relating to core technology, customers relationships, and trademarks and trade names, respectively.  Values assigned to core technology, customer relationships, and trademark and trade names are being amortized over periods of three to twenty years. The value assigned to order backlog was fully amortized in the pro forma statement of operations for the year ended December 31, 2006.

(2)                                                          To record pro forma depreciation expense on the portion of purchase price allocated to property, plant and equipment, less historical depreciation expense.  The estimated fair values assigned to property, plant and equipment are being depreciated over periods of three to twenty years.  Depreciation expense is allocated 90% to direct costs and 10% to general and administrative expenses.

(3)                                                          To reflect a reduction in interest income related to the use of $14,000 of DMC cash to finance a portion of the acquisition.

(4)                                                          To reflect an increase in interest expense associated with acquisition borrowings and the amortization of deferred financing costs over five years.

(5)                                                          To tax effect the pro forma adjustments based upon an expected effective tax rate of 35.6% for the consolidated operating results of DMC and DYNAenergetics.

(6)                                                          Represents shares of DMC common stock issued to the Sellers as provided for under the Purchase Agreement.

Income per share

Pro forma basic earnings per share is computed by dividing pro forma net income by weighted average number of common shares outstanding during the period.  Pro forma diluted earnings per share is computed by dividing pro forma net income by all common shares and dilutive potential common shares outstanding during the period.

Description of Pro Forma Adjustments (December 31, 2006 Statement of Operations)

(a)                                  This column represents the historical audited consolidated statement of operations of DMC for the year ended December 31, 2006.

(b)                                 This column represents the historical audited consolidated statement of operations of DYNAenergetics for the fiscal year ended September 30, 2006 translated from Euros into U.S. dollars at an average exchange rate of 1.231 dollars to one Euro.  Certain reclassifications have been made to the historical financial statements of DYNAenergetics to conform to DMC’s presentation.

(c)                                  This column represents purchase price adjustments for the acquisition of DYNAenergetics as follows:

(1)                                                          To record pro forma amortization expense of $6,548 on the portion of the purchase price allocated to intangible assets, less $577 of historical amortization expense.  Pro forma amortization expense includes $2,093, $1,029, $3,090, and $336 relating to order backlog, core technology, customers relationships, and trademarks and trade names, respectively.  The estimated fair market value assigned to order backlog is being amortized over one year while the estimated fair values assigned to core technology, customer relationships, and trademark and trade names are being amortized over periods of three to twenty years.

(2)                                                          To record pro forma depreciation expense on the portion of purchase price allocated to property, plant and equipment, less historical depreciation expense.  The estimated fair values assigned to property, plant and equipment are being depreciated over periods of three to twenty years.  Depreciation expense is allocated 90% to direct costs and 10% to general and administrative expenses.

(3)                                                          To record an increase in cost of products sold relating to the write-up of historical inventory values to their estimated fair values.

(4)                                                          To reflect a reduction in interest income related to the use of $14,000 of DMC cash to finance a portion of the DYNAenergetics acquisition.

(5)                                                          To reflect an increase in interest expense associated with acquisition borrowings and the amortization of deferred financing costs over five years.

(6)                                                          To tax effect the pro forma adjustments based upon an expected effective tax rate of 37.5% for the consolidated operating results of DMC and DYNAenergetics.

(7)                                                          Represents shares of DMC common stock issued to the Sellers as provided for under the Purchase Agreement.

Income per share

Pro forma basic earnings per share is computed by dividing pro forma net income by weighted average number of common shares outstanding during the period.  Pro forma diluted earnings per share is computed by dividing pro forma net income by all common shares and dilutive potential common shares outstanding during the period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DYNAMIC MATERIALS CORPORATION

By:	/s/ Richard A. Santa
Richard A. Santa
Vice President and Chief Financial Officer

Dated:  January 28, 2008